BALTIA AIR LINES
              Cargo Traffic Growth from 1992 to 1995
                           US - Russia

US-Originating Cargo

                      Air Value               Weight
                    millions ($)            millions
                                                 (kg)

       1992                 255.7                  6.40

       1995                 614.2                 15.50
     Increase:              358.5  140.2%          9.10  142.19%



                     Russia-Originating Cargo

                      Air Value               Weight
                    millions ($)            millions
                                                 (kg)

       1992                 189.70                 0.7

       1995                 773.00                 2.2
     Increase:              583.30 307.49%         1.5   214.29%


Notes:

4.   Data provided by Bureau of Census, Foreign Trade Division.

5. Bureau of Census does not tabulate US - Russia cargo traffic by Russian cities.

                      U.S. EXPORTS w/RUSSIA
             Total Exports, Air Value and Air Weight
                           1995 vs 1996



Value in millions of dollars.  Weight in millions of k.g. s




                               1995
   Total Export             Total Air              Total Air
       VALUE                  VALUE                  WEIGHT

      2,823.3                 614.98                  13.2



                               1996
   Total Export             Total Air              Total Air
       VALUE                  VALUE                  WEIGHT

     3, 345.8                 614.2                   15.5


SOURCE :  Bureau of Census, Foreign Trade Division.

                     U.S. IMPORTS from RUSSIA
              Total Value, Air Value and Air Weight
                           1995 vs 1996


Value in millions of dollars.  Weight in millions of k.g. s


                               1995
       Total                Total Air              Total Air
       VALUE                  VALUE                  WEIGHT

     4, 030.0                 655.5                   2.5


                               1996
       Total                Total Air              Total Air
       VALUE                  VALUE                  WEIGHT

     3, 576.8                 773.0                   2.2



SOURCE :  Bureau of Census, Foreign Trade Division.